                                                                    Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-79428) of Nortel Networks Corporation and Nortel Networks Limited (the "Corporation") relating to the offering and sale of $1,800,000,000, principal amount of 4.25% convertible senior notes due 2008 of Nortel Networks Corporation, fully and unconditionally guaranteed by the Corporation, of our report dated February 1, 2001, except as to the first paragraph of Note 20, which is as of May 11, 2001, and Notes 3, 4 and 22, which are as of June 14, 2001, appearing in the Corporation's Current Report on Form 8-K dated August 8, 2001 for the year ended December 31, 2000.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Amendment No. 2 to the Registration Statement.


/s/ Deloitte & Touche LLP

Toronto, Canada
January 16, 2002